EXHIBIT 16.1

January 21, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Consumer Portfolio Services, Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 21, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey and Pullen, LLP